UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 19, 2012

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington	333-103331	03-0377717
State of Incorporation	Commission File No.	I.R.S. Employer Identification No.

3773 West 5th Avenue, Ste. 301, Post Falls, ID	83854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number  (208)457-9442

12314 East Broadway Avenue, Spokane Valley, WA 99212

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act

(17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Item 3.02

Unregistered Sales of Equity Securities

This Current Report on Form 8-K (this “Current Report”) contains forward looking statements that involve risks and uncertainties, principally the statement about our beliefs of the secondary market value of the purchased assets.

On July 19, 2012, Genesis Financial, Inc. (the "Company") purchased the following described assets from two Washington corporations.

Genesis Holdings, Inc.

The Company purchased fifteen (15) loans from Genesis Holdings, Inc.  It is our belief that the secondary market value of these loans is $1,494,516.  The consideration paid by the Company was 2,032,000 shares of our common stock priced at Seventy three and one half ($0.735) Cents per share for a total consideration of $1,494,516.  On July 19, 2010, a majority of Genesis Holdings shareholders approved the transaction.

Five (5) loans are current in their payment obligations, three (3) are classified as "slow pay", two (2) are in legal proceedings, and five (5) are REO properties.

Genesis Holdings II, Inc.

The Company purchased seven (7) loans from Genesis Holdings II, Inc.  It is our belief that the secondary market value of these loans is $199,250.  The consideration paid by the Company was 320,000 shares of our common stock priced at Sixty-two and two tenths ($0.622) Cents per share for a total consideration of $199,500.  On July 19, 2010, a majority of Genesis Holdings shareholders approved the transaction.

Four (4) loans are current in their payment obligations, one (1) is classified as "slow pay", and two (2) are REO properties.

Nature of Material Relationship Disclosure

The management members of Genesis Holdings, Inc. and Genesis Holdings II, Inc. and the Company are the same individuals.

John Coghlan is the President and Chairman of the Board of Directors of Genesis Holdings, Inc.  Virginia Walters is the corporate secretary and Mike Kirk is the Treasurer and member of the board of directors.  The management of Genesis Holdings, Inc. participates in the management of Genesis Financial, Inc.  Coghlan Family Corporation is a shareholder of Genesis Holdings, Inc.  John Coghlan has voting and dispositive authority over Coghlan Family Corporation.

Mike Kirk is the President and Chairman of the Board of Genesis Holdings II, Inc.  John Coghlan is the Secretary and Treasurer.  Coghlan Family Corporation is a shareholder of Genesis Holdings II, Inc.  John Coghlan has voting and dispositive authority over Coghlan Family Corporation.

A majority of the shareholders of both Genesis Holdings, Inc. and Genesis Holdings II, Inc. approved the asset sales.   On July 19, 2012, a majority of the shareholders of Genesis Financial, Inc. approved the transactions.

Principle Followed In Determining The Amount Of The Stock Consideration.

The twenty-one (21) loans acquired from the two Washington corporations were divided into two categories for valuation purposes, (1) performing loans and (2) real estate owned (REO) properties, or those expected to become REO's.

We used secondary market values for those loans classified as "performing loans" using a twelve (12%) percent yield.  The secondary market for loans is weak, however, we believe those loans which are being purchased target yields of 12% to 18% based on quality.  Quality refers to payment history and supporting collateral values.  Some of the purchased loans exhibit slow payment histories, however we view payment history and collateral value as favorable offsets.  For these contracts we believe a 12% yield is appropriate.

The secondary market values for those loans classified as REO properties, we individually calculated values based on net resale value multiplied by 80%.  We believe that this formula is the high end being paid for such properties in this market.

The purchased loans are held for sale and will be carried on our financial statements at cost or fair value, whichever is less.

The issuance of the shares of Common Stock of the Company in the Acquisition was made in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “ Securities Act ”).  As such, the shares of the Company’s Common Stock issued in connection with the Acquisition may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

Item 9.01

Financial Statements and Exhibits

(b)  Financial Statements

The financial statements of businesses acquired; and applicable pro forma financial information will be provided with a supplemental 8-K/A filing within the permitted time period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: July 23, 2012

/S/ John Coghlan

By: John Coghlan

Title: President